                                                                     Exhibit 5.1


                               BUCHANAN INGERSOLL
                               ------------------
                            PROFESSIONAL CORPORATION

                                   Attorneys

RONALD W. SCHULER                                  One Oxford Centre
412-562-1414                                       301 Grant Street, 20th Floor
schulerrw@bipc.com                                 Pittsburgh, PA 15219-1410

                                                   Telephone: 412-562-8800
                                                   Fax: 412-562-1041

                                January 27, 1998

Ansoft Corporation
Commerce Court Building
Four Station Square, Suite 660
Pittsburgh, Pennsylvania 15219

     Re: Ansoft Corporation Public Offering of Common Stock
         --------------------------------------------------

Dear Sirs:

     We have acted as counsel to Ansoft Corporation, a Delaware Corporation (the "Company"), in connection with the public offering by the Company, of up to 2,300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), including 300,000 shares issuable by the Company upon exercise of the Underwriters' over-allotment option, pursuant to the terms of an Underwriting Agreement proposed to be entered into by and between the Company and Hambrecht & Quist LLC and Wessels, Arnold & Henderson, L.L.C., as representative of the underwriters (the "Underwriting Agreement").

     In connection with the proposed public offering by the Company, we have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-1, as amended, covering the proposed public offering (the "Registration Statement"), the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We understand that the shares of Common Stock are to be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement.

     Based on the foregoing and assuming the due execution and delivery of the Underwriting Agreement, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and when certificates representing the shares of Common Stock offered and sold by the Company have been duly executed, issued and delivered pursuant to the terms of the Underwriting Agreement, the shares of Common Stock will have been validly issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Matters."

                                        Very truly yours,

                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION

                                        By /s/ RONALD W. SCHULER
                                           ----------------------------
                                               Ronald W. Schuler